Fredrikson & Byron, P.A.
                           1100 International Centre
                            900 Second Avenue South
                             Minneapolis, MN 55402
                                 (612) 347-7000
                           Facsimile: (612) 347-7077


April 12, 2001


Datakey, Inc.
407 West Travelers Trail
Burnsville, Minnesota  55337

RE:      Registration Statement on Form S-3 - Exhibit 5.1

Gentlemen/Ladies:

         We have acted as counsel for Datakey, Inc. (the "Company") in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of an offering of 3,280,268 shares of Common Stock of the Company by persons who are currently holders of Common Stock of the Company (the "Shares") or who may become such holders upon exercise of outstanding warrants (the "Warrants").

         In connection with rendering this opinion, we have reviewed the following:

         1.       The Company's Restated Articles of Incorporation, as amended;

         2.       The Company's Bylaws, as amended;

         3. Certain corporate resolutions, including resolutions of the Company's Board of Directors pertaining to the issuance by the Company of the Shares and the Warrants;

         4.       The Warrants; and.

         5.       The Registration Statement.

         Based upon the foregoing and upon representations and information provided by the Company, we hereby advise you that in our opinion:

         1. The Company's Restated Articles of Incorporation validly authorize the issuance of the Shares registered pursuant to the Registration Statement.

         2. The Shares to be sold by the selling shareholders named in the Registration Statement are or, upon exercise in accordance with the terms and conditions of the Warrants, will be validly issued and outstanding, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" included in the Registration Statement and the related Prospectus.

                                       Very truly yours,

                                       FREDRIKSON & BYRON, P.A.


                                       By    /s/ Thomas R. King
                                             Thomas R. King, Vice President